                        PLEASE READ THIS CONTRACT CAREFULLY

Annuity benefit payments and other values provided by this contract, when based on the investment performance of the Variable Account, may increase or decrease and are not guaranteed as to fixed dollar amount. Please refer to the Value of the Variable Account section for additional information.

Values removed from a Guarantee Period Account prior to the end of its Guarantee Period may be subject to a Market Value Adjustment that may increase or decrease the values. A negative Market Value Adjustment will never be applied to the Death Benefit. A positive Market Value Adjustment, if applicable, will be added to the Death Benefit when the benefit paid is the contract's Accumulated Value. Please refer to the Market Value Adjustment section for additional information.

                            RIGHT TO EXAMINE CONTRACT

The Owner may cancel this contract by returning it to the Company or one of its authorized representatives within ten days after receipt. If returned, the Company will refund an amount equal to the Accumulated Value, after application of any Market Value Adjustment, plus any fees or other charges imposed. If, however, the contract is issued as an Individual Retirement Annuity (IRA), the Company will refund the greater of the above or the gross payments.

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

Home Office:               Dover, Delaware
Principal Office:          440 Lincoln Street, Worcester, Massachusetts 01653

This is a legal contract between Allmerica Financial Life Insurance and Annuity Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts, the Fixed Account or Guarantee Period Accounts. While this contract is in effect, the Company agrees to pay annuity benefit payments beginning on the Annuity Date or to pay a Death Benefit to the Beneficiary if an Owner dies prior to the Annuity Date.


   President                                      Secretary





              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating


Form A3033-00                             1

                               TABLE OF CONTENTS

SPECIFICATONS ........................................................3

DEFINITIONS...........................................................7

OWNER, ANNUITANT AND BENEFICIARY......................................9

THE ACCUMULATION PHASE

         PAYMENTS.....................................................11

         VALUES.......................................................11

         TRANSFER.....................................................14

         WITHDRAWAL AND SURRENDER.....................................14

         DEATH BENEFIT................................................17

THE PAYOUT PHASE

         ANNUITY BENEFIT..............................................19

         TRANSFER.....................................................21

         WITHDRAWAL...................................................21

         PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS....................23

         DEATH OF THE ANNUITANT.......................................23

         ANNUITY BENEFIT PAYMENT OPTIONS..............................24

         ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS....................24

         ANNUITY OPTION RATE TABLES...................................24

GENERAL PROVISIONS....................................................28



Form A3033-00                           2

                                            SPECIFICATIONS


Contract Type:                      [NQ]             Contract Number:                             [zz00000000]
Issue Date:                         [04/01/1999]     Annuity Date:                                [10/01/2025]
                                                     (Must be at least [1] year(s) after the issue date)

Owner:                              [John Doe]       Owner Date of Birth:                        [10/25/1960]
Joint Owner:                        [Jack Doe]       Joint Owner Date of Birth:                  [07/12/1960]

Annuitant:                          [Mary Doe]       Annuitant Date of Birth:                    [03/19/1945]
Joint Annuitant:                    [Michael Doe]    Joint Annuitant Date of Birth:              [08/20/1954]

Annuitant Sex:                      [Female]         Beneficiary(ies):
Joint Annuitant Sex:                [Male]           Primary:                   Surviving Joint Owner, if any
                                                     1st Contingent:                             [Michael Doe]
                                                     2nd Contingent:                             [Jack Doe]

Minimum Fixed Account                       Minimum Additional Payment
Guaranteed Interest Rate:  [3%]             Amount:                                              [$50.00]

Guarantee Period Account                    Guarantee Period Account
Minimum Interest Rate:     [3%]             Minimum Allocation Amount:                           [$1,000.00]

Minimum Withdrawal                          Minimum Accumulated Value
Amount:                    [$100.00]        After Withdrawal:                                    [$1,000.00]

Minimum Annuity                             Maximum Alternative Annuity Date:                    [04/01/2045]
Benefit Payment:           [$100.00]                 (Must be at least [1] year(s) after the issue date)

Surrender Charge Table:
                                    Years From                 Surrender Charge as a
                                    Date of Payment            Percent of the Payments
                                    TO DATE OF WITHDRAWAL              WITHDRAWN
                                    -------------------------------------------------
                                    Less Than:       1                          8%
                                                     2                          8%
                                                     3                          8%
                                                     4                          7%
                                                     5                          7%
                                                     6                          6%
                                                     7                          5%
                                                     8                          3%
                                                     9                          1%
                                            Thereafter                          0%

Withdrawal Without Surrender Charge Percentage: [10% Annually of the Gross Payment Base  reduced by any prior withdrawal without surrender charge made in same calendar year.]
Mortality and Expense Risk Charge: [1.20%] on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge: [.20%] on an annual basis of the daily value of the Sub-Account assets.
Contract Fee:  [$35, if the Accumulated Value is less than $75,000.00.]
Principal Office:  440 Lincoln Street, Worcester, Massachusetts 01653 [(1-800-782-8380)]

Form A8033-00                                        3


SPECIFICATIONS (CONTINUED)

Owner:            [John Doe]                                           Contract Number:   [zz00000000]

Joint Owner:      [Jack Doe]

Initial Payment:  [$25,000.00]

Payment Allocation:        (The Initial Payment is allocated in the following manner:)

         VARIABLE SUB-ACCOUNTS:
         ----------------------
[Select Emerging Markets                                     Alliance Premier Growth
Select Int'l Equity                                          Alliance Growth and Income
Select Aggr. Growth                                          AIM VI Dent Demographic Trends Fund
Select Capital Appr.                                         AIM VI Value Fund
Select Value Opp.                                            AIM VI Aggressive Growth
Select Growth                                                Delaware International Equity Series
Select Strategic Gr. Fund                                    Delaware Social Awareness Series
Growth Fund                                                  Fidelity VIP Overseas Portfolio
Equity Index Fund                                            Fidelity VIP Growth
Select Gr. & Inc. Fund                                       Fidelity VIP Eq. Inc
Select Investment Grade Income Fund                          Fidelity VIP Growth Opportunities
Government Bond Fund                                         Fidelity VIP High Inc.
Money Market Fund                                            Fidelity VIP Asset Manager
                                                             Franklin Natural Resources Securities Fund
                                                             Janus Aspen Growth
                                                             Janus Aspen Growth and Income Janus
                                                             Aspen Global Life Series Fund
                                                             Invesco Health Source
                                                             Kemper Technology Growth
                                                             Kemper - Dremen Financial Services
                                                             Pioneer Emerging Markets
                                                             Pioneer Real Estate Growth
                                                             T. Rowe Price Int'l]

         FIXED ACCOUNT:
         -------------


Form A8033-00                                        4


Owner:            [John Doe]                                           Contract Number:   [zz00000000]

Joint Owner:      [Jack Doe]


         GUARANTEE PERIOD ACCOUNTS:
         --------------------------
         Guarantee                          Interest                   Expiration
         Period                             Rate                       Date
         ------                             -----                      ----
         [ 2 years
           3 years
           4 years
           5 years
           6 years
           7 years
           8 years
           9 years
          10 years]


                                          TOTAL OF ALL ACCOUNTS
         -----------
           100%


Form A8033-00                                        5


Owner:            [John Doe]                                           Contract Number:   [zz00000000]

Joint Owner:      [Jack Doe]


RIDER(S) SELECTED:

Enhanced Death Benefit Rider:

         EDB Effective Annual Yield                                    6%
         EDB Charge:                                                   [.25% on an annual basis of the
                                                                       Accumulated Value of the contract deducted
                                                                       Pro Rata on the last day of each month.
                                                                       A prorated charge will be deducted upon
                                                                       termination.]

Minimum Guaranteed Annuity Payout Rider:

         M-GAP Effective Date:                                         [xx/xx/xx]
         M-GAP Waiting Period:                                         [10 years]
         M-GAP Effective Annual Yield:                                 [5%]
         M-GAP Annual Rider Charge:                                    [.35% on an annual basis of the
                                                                       Accumulated Value of the contract
                                                                       deducted Pro Rata on the last day
                                                                       of each month. A prorated charge
                                                                       will be deducted upon termination.]


Form A8033-00                                       6

                           SPECIFICATIONS (SUPPLEMENT)


Contract Type:             [Non-qualified]           Contract Number:                            [zz00000000]

Owner:                     [John Doe]                Owner Date of Birth:                        [10/25/1960]
Joint Owner:               [Jack Doe]                Joint Owner Date of Birth:                  [07/12/1960]

Annuitant:                 [Mary Doe]                Annuitant Date of Birth:                    [03/19/1945]
Joint Annuitant:           [Michael Doe]             Joint Annuitant Date of Birth:              [08/20/1954]

Annuitant Sex:             [Female]                  Beneficiary(ies):
Joint Annuitant Sex:       [Male]                    Primary:                   Surviving Joint Owner, if any
                                                     1st Contingent:                             [Michael Doe]
                                                     2nd Contingent:                             [Jack Doe]

Payee:                                               [John Doe]
Payee Address:                                       [1 Main Street, Anywhere, USA 00000]

Annuity Date:                                                                   [07/06/1999]
Expiration of 90-Day Period:                                                    [10/04/1999]

Annuity Benefit Payment Option:                                        [Joint with 2/3 Survivor Option]
         Survivor Annuity Benefit Percentage:                                   [66 2/3%]
         Percentage under a Fixed Annuity Option:                               [30%]
         Percentage under a Variable Annuity Option:                            [70%]
                  Assumed Investment Return:                                    [3%]
                  Annuity Benefit Payment Change Frequency:                     [Annual]
                  Annuity Benefit Payment Frequency:                            [Monthly]
         Variable Allocation on Annuity Date:

                      SUB-ACCOUNTS:
                      -------------
[Select Emerging Markets                                     Alliance Premier Growth
Select Int'l Equity                                          Alliance Growth and Income
Select Aggr. Growth                                          AIM VI Dent Demographic Trends Fund
Select Capital Appr.                                         AIM VI Value Fund
Select Value Opp.                                            AIM VI Aggressive Growth
Select Growth                                                Delaware International Equity Series
Select Strategic Gr. Fund                                    Delaware Social Awareness Series
Growth Fund                                                  Fidelity VIP Overseas Portfolio
Equity Index Fund                                            Fidelity VIP Growth
Select Gr. & Inc. Fund                                       Fidelity VIP Eq. Inc
Select Investment Grade Income Fund                          Fidelity VIP Growth Opportunities
Government Bond Fund                                         Fidelity VIP High Inc.
Money Market Fund                                            Fidelity VIP Asset Manager
                                                             Franklin Natural Resources Securities Fund
                                                             Invesco Health Source - TBD
                                                             Janus Aspen Growth
                                                             Janus Aspen Growth and Income
                                                             Janus Aspen Global Life Series Fund
                                                             Kemper Technology Growth
                                                             Kemper - Dremen Financial Services
                                                             Pioneer Emerging Markets
                                                             Pioneer Real Estate Growth]


Form A8033-00                                       3a

                           SPECIFICATONS (SUPPLEMENT)

[Payment Withdrawal Amount               [10] times the previous monthly annuity benefit payment [but not more than the remaining guaranteed annuity benefit payments].]

[Present Value Withdrawal Amount:        [75%] of Present Value of remaining guaranteed annuity benefit payments.]

Mortality and Expense Risk Charge:       [1.20%]  on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge:                   [.20%] on an annual basis of the daily value of the Sub-Account assets.

Principal Office:                        440 Lincoln Street, Worcester, Massachusetts 01653 [(1-800-782-8380)]


Form A3033-00                                  4a

                                            DEFINITIONS

Accumulated Value                   The aggregate value of all accounts in
                                    this contract before the Annuity Date. As long as the Accumulated Value is greater than zero, the contract will stay in effect.

Accumulation Unit                   A measure used to calculate the value
                                    of a Sub-Account before annuity benefit
                                    payments begin.

Annuitant                           On and after the Annuity Date, the person
                                    upon whose continuation of life annuity
                                    benefit payments involving life contingency depend. Joint Annuitants are permitted and unless otherwise indicated, any reference to Annuitant shall include Joint Annuitants.

Annuity Date                        The date annuity benefit payments
                                    begin. The Annuity Date is shown on the
                                    Specifications page.

Annuity Unit                        A measure used to calculate annuity
                                    benefit payments under a variable annuity option.

Beneficiary                         The person, persons or entity entitled to
                                    the Death Benefit prior to the Annuity Date or any annuity benefit payments upon the death of the Owner on or after the Annuity
                                    Date.

Company                             Allmerica Financial Life Insurance and
                                    Annuity Company.

Contract Year                       A one-year period based on the issue date
                                    or an anniversary thereof.

Effective Valuation Date            The Valuation Date on or immediately
                                    following the day a payment, request
                                    for transfer, withdrawal or surrender,
                                    or proof of death is received at the
                                    Principal Office.

Fixed Account                       The part of the Company's General
                                    Account to which all or a portion of a
                                    Payment or transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account                     All assets of the Company that are not
                                    allocated to a Separate Account.

Gross Payment Base                  Total gross payments made to the
                                    contract reduced by withdrawals which
                                    exceed the Withdrawal without Surrender
                                    Charge amount.

Guarantee Period                    The number of years that a Guaranteed
                                    Interest Rate may be credited to a Guarantee
                                    Period Account.

Guarantee Period Account            An account which corresponds to a
                                    Guaranteed Interest Rate for a specified
                                    Guarantee Period and is supported
                                    by assets in a Separate Account. The Owner may only invest in a Guarantee Period
                                    Account prior to the Annuity Date.

Guaranteed Interest Rate            The annual effective rate of interest
                                    after daily compounding credited to
                                    a Guarantee Period Account.


Form A3033-00                                  7

Market Value Adjustment             A positive or negative adjustment to
                                    earnings in a Guarantee Period
                                    Account assessed if any portion of a
                                    Guarantee Period Account is withdrawn or transferred prior to the end of its Guarantee Period.

Owner The person, persons or entity entitled to exercise the rights and privileges under this contract. Joint Owners are permitted and unless otherwise indicated, any reference to Owner shall include joint Owners.

Pro Rata                            How a Payment or withdrawal may be
                                    allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received and recorded by the Company.

Qualified Contract                  For purposes of this contract only,
                                    a contract that is purchased in connection with a retirement plan which meets the requirements of Sections 408 and 408A of the Internal Revenue Code.

Separate Account                    A segregated account established by
                                    the Company. The assets in a Separate
                                    Account are not commingled with the
                                    Company's general assets and obligations.
                                    The assets of a Separate Account are not subject to claims arising out of any other business the Company may conduct.

State                               The state or jurisdiction in which the
                                    contract is issued.

Sub-Account                         A Variable Account subdivision that invests
                                    exclusively in shares of a corresponding
                                    Fund.

Surrender Value                     The amount payable to the Owner on
                                    full surrender after application of any
                                    Market Value Adjustment, surrender charge and Contract Fee.

Survivor Annuity Benefit            The number of Annuity Units (under a
Percentage                          variable joint life annuitization option)
                                    or the dollar value of the annuity benefit payments (under a fixed joint life annuitization option) paid during the surviving Annuitant's life may be less than or equal to the number of Annuity Units paid when both individuals are living. The
                                    Survivor Annuity Benefit Percentage is the percentage of total Annuity Units or dollars paid in each annuity benefit during the survivor's life. For example, with a Joint and Two-thirds Survivor Option, the Survivor
                                    Annuity Benefit Percentage is 66 2/3 %. This percentage is only applicable after the death of the first Annuitant.

Valuation Date                      A day the values of all units are
                                    determined. Valuation Dates occur on each day the New York Stock Exchange is open for trading, or such other dates when there is sufficient trading in a Fund's portfolio securities such that the current unit value may be materially affected.

Valuation Period                    The interval between two consecutive
                                    Valuation Dates.

Variable Account                    The Company's Separate Account,
                                    consisting of Sub-Accounts that invest in the underlying Funds.


Form A3033-00                                   8

                           OWNER, ANNUITANT AND BENEFICIARY

Owner When the contract is issued, the Owner will be as shown on the Specifications page. The Owner may be changed in accordance with the terms of this contract. Upon the death of an Owner prior to the Annuity Date, a Death Benefit is paid. The Maximum Alternative Annuity Date is based upon the age of the Owner.

                                    The Owner may exercise all rights and
                                    options granted in this contract or by the Company, subject to the consent of any irrevocable Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment                          Prior to the Annuity Date and prior to the
                                    death of an Owner, the Owner may be changed at any time. Only the Owner may assign this contract. An absolute assignment will transfer ownership to the assignee. This contract may also be collaterally assigned as security. The limitations on ownership rights while the collateral assignment is in effect are stated in the assignment.
                                    Additional limitations may exist for
                                    contracts issued under provisions of the Internal Revenue Code.

                                    An assignment will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the assignment until such time. When recorded, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was recorded.

                                    The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                           When the contract is issued, the Annuitant
                                    will be as shown on the Specifications page.
                                    The Annuitant may be changed in accordance with the terms of this contract. Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies and a replacement is not named, the Owner will be considered to be the new
                                    Annuitant. Upon the death of an Annuitant prior to the Annuity Date, a Death Benefit is not paid unless the Owner is a non-natural person.

                                    A change of Annuitant will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the change of Annuitant until such time. When recorded, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was recorded.


Form A3033-00                                 9

Beneficiary                         The Beneficiary is as named on the
                                    Specifications page unless subsequently
                                    changed. The Owner may declare any
                                    Beneficiary to be revocable or irrevocable.
                                    A revocable Beneficiary may be changed at any time prior to the Annuity Date and before the death of an Owner or after the Annuity Date and before the death of the Annuitant. An irrevocable Beneficiary must consent in writing to any change. Unless otherwise indicated, the Beneficiary will be revocable.

                                    A Beneficiary change must be made in writing in a form acceptable to the Company and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was recorded.

                                    All benefits payable to the Beneficiary
                                    under this contract will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class, then the benefit is divided equally among the surviving Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary notwithstanding that the designated Beneficiary may be different.

                                    The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds              To the extent allowed by law, this contract
                                    and any payments made under it will be
                                    exempt from the claims of creditors.

Form A3033-00                             10

                                    THE ACCUMULATION PHASE

                                    PAYMENTS

Payments Each Payment is equal to the gross payment less the amount of any applicable premium tax. The Company reserves the right to deduct the amount of the premium tax from the Accumulated Value at a later date rather than when the premium tax liability is first incurred by the Company. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable State law.

Initial Payment                     The Initial Payment is shown on the
                                    Specifications page.

Additional Payments                 Prior to the Annuity Date and before
                                    the death of an Owner, the Owner may
                                    make additional Payments of at least the Minimum Additional Payment Amount (see
                                    Specifications page). Total Payments made may not exceed [$5,000,000] without the Company's consent.

Payment Allocations                 The Initial Payment is allocated in
                                    accordance with the Payment Allocation,
                                    shown on the Specifications page. Each
                                    subsequent Payment will be allocated in the same manner unless allocation instructions accompany the Payment or the Payment
                                    Allocation is changed by the Owner.

                                    The minimum amount that may be allocated to the Guarantee Period Account is shown on the Specifications page. If the Owner requests an allocation less than the minimum amount, the Company reserves the right to apply that amount to the [money market Sub-Account.]

                                    VALUES

Value of the Variable               The value of a Sub-Account on a Valuation
Account                             Date is determined by multiplying the
                                    Accumulation Units in that Sub-Account by the Accumulation Unit Value as of the Valuation Date.

                                    Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable Accumulation Unit Value as of the Valuation Date.

Form A3033-00                                             11

Accumulation Unit                   The value of a Sub-Account Accumulation Unit
Values                              as of any Valuation Date is determined by
                                    multiplying the value of an Accumulation
                                    Unit for the preceding Valuation Date by the Net Investment Factor for that Valuation
                                    Period.

Net Investment Factor               The Net Investment Factor measures the
                                    investment performance of a Sub-Account from one Valuation Period to the next. This factor is equal to 1.000000 plus the result
                                    (which may be positive or negative) from dividing (a) by (b) and subtracting (c) and
                                    (d) where:

                                       (a)   is the investment income of a
                                             Sub-Account for the Valuation
                                             Period, including realized or
                                             unrealized capital gains and losses
                                             during the Valuation Period,
                                             adjusted for provisions made for
                                             taxes, if any;

                                       (b)   is the value of that Sub-Account's
                                             assets at the beginning of the
                                             Valuation Period;

                                       (c)   is the Mortality and Expense Risk
                                             Charge applicable to the current
                                             Valuation Period (see
                                             Specifications page) plus any
                                             applicable Rider charges; and

                                       (d)   is the Administrative Charge
                                             applicable to the current Valuation
                                             Period (see Specifications page).

                                    The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the contract. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed                  Amounts allocated to the Fixed Account
Account                             receive interest at rates periodically set
                                    by the Company. The Company guarantees that the initial rate of interest in effect when an amount is allocated to the Fixed Account will remain in effect for that amount for one year or until such amount is transferred out of the Fixed Account, whichever is sooner. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the Minimum
                                    Fixed Account Guaranteed Interest Rate (see
                                    Specifications page).

                                    The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed Account will be at least equal to the minimum required by law in the State in which this contract is delivered.

Form A3033-00                                  12

Value of the Guarantee              Amounts allocated to the same Guarantee
Period Accounts                     Period Account on the same day will be
                                    treated as one Guarantee Period Account. The interest rate in effect when an amount is allocated to a Guarantee Period Account is guaranteed for the duration of the Guarantee
                                    Period. Each time the Guaranteed Interest
                                    Rate changes for a particular Guarantee
                                    Period, a new Guarantee Period Account is established.

                                    The value of a Guarantee Period Account on any date is the sum of amounts allocated to that Guarantee Period Account plus interest compounded and credited daily at the rate applicable to that amount.

Guaranteed Interest                 The Company will periodically set Guaranteed
Rates                               Interest Rates for each available Guarantee
                                    Period. These rates will be guaranteed for the duration of the respective Guarantee
                                    Periods. A Guaranteed Interest Rate will never be less than the Guarantee Period
                                    Account Minimum Interest Rate (see
                                    Specifications page).

Renewal Guarantee                   At least 45 days (but not more than 75 days)
Periods                             prior to the end of a  Guarantee Period, the
                                    Company will notify the Owner in writing of the expiration of that Guarantee Period.
                                    The Owner may transfer amounts to the
                                    Sub-Accounts, the Fixed Account or establish a new Guarantee Period Account of any duration then offered by the Company as of the day following the expiration of the Guarantee Period. The transfer will not be subject to a Market Value Adjustment; see
                                    "Market Value Adjustment," page [16].
                                    Guaranteed Interest Rates corresponding to the available Guarantee Periods may be higher or lower than the previous Guaranteed
                                    Interest Rate. If reallocation instructions are not received at the Principal Office before the end of a Guarantee Period, the Guarantee Period Account value will be automatically applied to a new Guarantee
                                    Period Account with the same Guarantee
                                    Period unless:

                                       (a)   less than the Guarantee Period
                                             Account Minimum Allocation Amount
                                             (see Specifications page) remains
                                             in the Guarantee Period Account on
                                             its expiration date; or

                                       (b)   the Guarantee Period would extend
                                             beyond the Annuity Date or is no
                                             longer available.

                                    In such cases, the Guarantee Period Account value will be transferred to the [money market Sub-Account.]

Contract Fee                        Prior to the Annuity Date on each
                                    contract anniversary and when the contract is surrendered, the Company will deduct a Contract Fee (see Specifications page) Pro
                                    Rata.

Form A3033-00                                      13

                                    TRANSFER

                                    Prior to the Annuity Date, the Owner may transfer amounts among accounts by Request to the Principal Office. Transfers to a Guarantee Period Account must be at least equal to the Minimum Guarantee Period Account Allocation Amount (see Specifications page). If the Owner requests the transfer of a smaller amount to the Guarantee Period Account, the Company may transfer that amount to the [money market Sub-Account.]

                                    Any transfer from a Guarantee Period Account prior to the end of its Guarantee Period will be subject to a Market Value Adjustment.

                                    There is no charge for the first twelve
                                    transfers per contract year. A transfer
                                    charge of up to $25 may be imposed on each additional transfer.

                                    The Company reserves the right to establish and impose reasonable rules restricting transfers. All transfers are subject to the Company's consent.

                                    WITHDRAWAL AND SURRENDER

                                    Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the contract for its Surrender Value.

                                    Any withdrawal must be at least the Minimum
                                    Withdrawal Amount (see Specifications page).
                                    A withdrawal will not be permitted if the Accumulated Value remaining in the contract would be less than the Minimum Accumulated Value After Withdrawal (see Specifications page). The Request must indicate the dollar amount to be paid and the accounts from which it is to be withdrawn. A withdrawal from a Guarantee Period Account will be subject to a Market Value Adjustment.

                                    When surrendered, this contract terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective Valuation Date.

                                    Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received. The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                                    Amounts taken from the Fixed Account or the Guarantee Period Accounts will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the receipt date.

                                    If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3% or the rate mandated by the appropriate State.

Form A3033-00                                       14

Withdrawal Without                  In each calendar year, withdrawals up to
Surrender Charge                    the greater of (a) or (b) may be made
                                    without a surrender charge where:

                                       (a)   is Cumulative Earnings, calculated
                                             by determining the Accumulated
                                             Value as of the Effective Valuation
                                             Date reduced by total gross
                                             payments not previously withdrawn;
                                             and

                                       (b)   is a percent (see Specifications
                                             page) of the Gross Payment Base as
                                             of the Effective Valuation Date,
                                             reduced by any prior Withdrawal
                                             Without Surrender Charge made in
                                             the same calendar year.

                                    The Withdrawal Without Surrender Charge will first be deducted from Cumulative Earnings even if it is based upon (b) above. To the extent that it exceeds Cumulative Earnings, the excess will be considered withdrawn on a last-in, first-out basis from Payments not previously withdrawn. Amounts withdrawn from a Guarantee Period Account prior to the end of the applicable Guarantee Period will be subject to a Market Value Adjustment.

[Life Expectancy                    For Qualified Contracts and contracts
Distribution Benefit                funding employer-sponsored Internal  Revenue
                                    Code section 457 plans, in each calendar year, the amount of the Life Expectancy
                                    Distribution ("LED") benefit available under the Company's then current LED rules that exceeds the Withdrawal Without Surrender
                                    Charge amount may also be withdrawn without charge. Each calendar year the LED benefit available is reduced by any prior Withdrawal
                                    Without Surrender Charge in the same year.
                                    LED benefits are based on the life
                                    expectancy of the Owner or the joint life expectancies of the Owner and the Beneficiary.]

Withdrawal With                     Any amounts withdrawn or surrendered in
Surrender Charge                    excess of the Withdrawal Without Surrender
                                    Charge amount or Life Expectancy
                                    Distribution benefit, if applicable, may be subject to a surrender charge.

                                    These amounts will be taken on a first-in, first-out basis from Payments not previously considered withdrawn. The Company will compute applicable charges using the Surrender Charge Table (see Specifications page).

Waiver of Surrender                 The surrender charge will be waived if an
Charge                              Owner, or the Annuitant if the Owner is a
                                    non-natural person, is:

                                       (a)   admitted to a "medical care
                                             facility" after being named Owner
                                             or Annuitant and remains confined
                                             there until the later of one year
                                             after the issue date or 90
                                             consecutive days;

                                       (b)   first diagnosed by a licensed
                                             "physician" as having a "fatal
                                             illness" after the issue date and
                                             after being named Owner or
                                             Annuitant; or

                                       (c)   physically disabled after the issue
                                             date and after being named Owner or
                                             Annuitant and before attaining age
                                             65. The Company may require proof
                                             of continuing disability, and
                                             reserves the right to obtain an
                                             examination by a licensed
                                             "physician" of its choice and at
                                             its expense.

Form A3033-00                                   15

                                    "Medical care facility" means any State
                                    licensed facility providing medically
                                    necessary inpatient care which is prescribed by a licensed "physician" in writing and based on physical limitations which prohibit daily living in a non-institutional setting. "Fatal illness" means a condition diagnosed by a licensed "physician" which is expected to result in death within two years of the diagnosis. "Physician" means a person other than the Owner, the Annuitant or a member of one of their families who is State licensed to give medical care or treatment and is acting within the scope of that license. "Physically disabled" means the Owner or Annuitant has been unable to engage in an occupation or to conduct daily activities for a period of at least 12 consecutive months as a result of disease or bodily injury.

                                    No additional Payments are permitted after this provision becomes effective.

Market Value Adjustment             A transfer, withdrawal or surrender from a
                                    Guarantee Period Account after the
                                    expiration of its Guarantee Period will not be subject to a Market Value Adjustment. A
                                    Market Value Adjustment will apply to all other transfers, withdrawals or surrenders from a Guarantee Period Account. Amounts in a Guarantee Period Account that are applied under an Annuity Option are treated as withdrawals when calculating the Market
                                    Value Adjustment. The Market Value
                                    Adjustment will be determined by multiplying the amount taken from each Guarantee Period
                                    Account by the market value factor. The
                                    market value factor for each Guarantee
                                    Period Account is equal to:

                                                  n/365
                                            (1+i)
                                            ------
                                            (1+j)         -1

                                    where:

                                            i - is the Guaranteed Interest Rate
                                            expressed as a decimal (for example:
                                            3% = 0.03) being credited to the
                                            current Guarantee Period;

                                            j - is the new Guaranteed Interest
                                            Rate, expressed as a decimal, for a
                                            Guarantee Period with a duration
                                            equal to the number of years
                                            remaining in the current Guarantee
                                            Period, rounded to the next higher
                                            number of whole years. If that rate
                                            is not available, the Company will
                                            use a suitable rate or index allowed
                                            by the Department of Insurance; and

                                            n - is the number of days remaining
                                            from the Effective Valuation Date to
                                            the end of the current Guarantee
                                            Period.

Form A3033-00                                       16

                                    If the Guaranteed Interest Rate being
                                    credited is lower than the new Guaranteed
                                    Interest Rate, the Market Value Adjustment will decrease the Guarantee Period Account value. Similarly, if the Guaranteed Interest Rate being credited is higher than the new Guaranteed Interest Rate, the Market Value Adjustment will increase the Guarantee Period Account value. The Market Value Adjustment will never result in a change to the value more than the interest earned in excess of an amount based on the Guarantee Period Account Minimum Interest Rate (see Specifications page).

                                    DEATH BENEFIT

                                    At the death of an Owner prior to the
                                    Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of proof of death. If the Owner is a non-natural person, prior to the Annuity Date, a Death Benefit is paid on the death of an Annuitant, upon receipt at the Principal Office of proof of death.

Death Benefit                       The Death Benefit will be the greater of:

                                       (a)   the Accumulated Value on the
                                             Effective Valuation Date, increased
                                             by any positive Market Value
                                             Adjustment; or

                                       (b)   the sum of the gross payments made
                                             under this contract prior to the
                                             date of death, proportionately
                                             reduced to reflect all partial
                                             withdrawals.

                                             For each withdrawal, the
                                             proportionate reduction is
                                             calculated by multiplying the Death
                                             Benefit under (b), immediately
                                             prior to the withdrawal, by the
                                             following:

                                                Amount of the withdrawal
                                               -------------------------
                                             Accumulated Value immediately
                                                prior to the withdrawal

Payment of the Death                Unless the Owner has specified otherwise,
Benefit                             the Death Benefit will be paid to the
                                    Beneficiary within 7 days of the Effective
                                    Valuation Date. Alternatively, the
                                    Beneficiary may, by a Request in writing, elect to:

                                       (a)   defer distribution of the Death
                                             Benefit for a period no more than 5
                                             years from the date of death; or

                                       (b)   receive distributions over his/her
                                             life expectancy (or over a period
                                             not extending beyond such life
                                             expectancy). Distributions must
                                             begin within one year from the date
                                             of death.

Form A3033-00                                      17

                                    If distribution of the Death Benefit is
                                    deferred under (a) or (b), any value in
                                    Guarantee Period Accounts will be
                                    transferred to the [money market
                                    Sub-Account]. The excess, if any, of the Death Benefit over the Accumulated Value will also be transferred to the [money market Sub-Account.] The Beneficiary may, by a Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.

                                    If the sole Beneficiary is the deceased
                                    Owner's spouse, the Beneficiary may, by a Request in writing, continue the contract and become the new Owner and Annuitant subject to the following:

                                       (a)   any value in the Guarantee Period
                                             Accounts will be transferred to the
                                             [money market Sub-Account];

                                       (b)   the excess, if any, of the Death
                                             Benefit over the contract's
                                             Accumulated Value will also be
                                             transferred to the [money market
                                             Sub-Account];

                                       (c)   additional Payments may be made;
                                             and

                                       (d)   any subsequent spouse of the new
                                             Owner, if named as the Beneficiary,
                                             may not continue the contract.

Form A3033-00                                   18

                                            THE PAYOUT PHASE

                                    ANNUITY BENEFIT

Annuity Options                     Annuity Options are available on a
                                    fixed, variable or combination fixed and variable basis. The Annuity Options described below or any alternative option offered by the Company may be chosen. If no option is chosen, monthly benefit payments will be made under the Life Annuity with Cash Back option.

                                    The Owner may also elect to have the Death
                                    Benefit applied under any Annuity Option not extending beyond the Beneficiary's life expectancy. Such an election may not be altered by the Beneficiary.

                                    Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be made available.

Selection of Annuity                The Owner must select an Annuity Benefit
Benefit Payments                    Payment Option. Annuity benefit payments
                                    will be paid monthly or at any other
                                    frequency currently offered by the Company.
                                    If the first payment would be less than the Minimum Annuity Benefit Payment (see
                                    Specifications page), a single payment will be made instead. If a life annuity option has been elected, satisfactory proof of the date of birth of the Annuitant must be received at the Principal Office before any payment is made. Also, if a life annuity option has been elected, the Company may require from time to time satisfactory proof that the Annuitant is alive.

Annuity Benefit Payment             In the case of a variable annuity option,
Change Frequency                    the Owner must select an Annuity Benefit
                                    Payment Change Frequency. This is the
                                    frequency of change in the dollar value of the variable annuity benefit payments. For example, if an annual Annuity Benefit
                                    Payment Change Frequency is chosen, the
                                    dollar value of variable annuity benefit payments will remain constant within each one-year period. The Owner must also select the date of the first change.

Assumed Investment                  In the case of a variable annuity option,
Return                              the Owner must select an Assumed Investment
                                    Return ("AIR"), from the options currently made available by the Company. This rate is used to determine the initial variable annuity benefit payment and how the payment will change over time in response to the performance of the selected Sub-Accounts. If the actual performance of any selected
                                    Sub-Account (as measured by the Net
                                    Investment Factor) is equal to the AIR, the annuity benefit payment attributable to that Sub-Account will be constant. If the actual performance is greater than the AIR, the annuity benefit payment will increase. If the actual performance is less than the AIR, the annuity benefit payment will decrease.

Reversal of Decision                The Owner may reverse the decision to
To Annuitize                        annuitize by a Request in writing within 90
                                    days after the Annuity Date. Upon receipt of such notice, the Company will place the contract back to the Accumulation Phase subject to the following:

Form A3033-00                                     19

                                       (a)   The funds applied under a variable
                                             annuity option during this period
                                             will be treated as if they had been
                                             invested in the Accumulation Phase
                                             of the contract, with the same
                                             allocations that were in effect
                                             since the Annuity Date.

                                       (b)   The funds applied under a fixed
                                             annuity option during this period
                                             will be treated as if they had been
                                             invested in the Accumulation Phase
                                             of the contract in the Fixed
                                             Account, since the Annuity Date.

                                       (c)   Any annuity benefit payment paid or
                                             withdrawal taken during this period
                                             will be treated as a withdrawal of
                                             the Surrender Value as of the date
                                             of the payment or withdrawal. Fixed
                                             annuity benefit payments will be
                                             treated as withdrawals from the
                                             Fixed Account. Variable annuity
                                             benefit payments will be treated as
                                             withdrawals from the variable
                                             Sub-Accounts. Surrender charges may
                                             apply to these withdrawals.

                                       (d)   If the Company learns of the
                                             Owner's decision to reverse after
                                             the Maximum Alternate Annuity Date
                                             (see Specifications page). The
                                             Owner must immediately select
                                             another Annuity Benefit Payment
                                             Option.

Annuity Value                       The Annuity Value will be the Accumulated
                                    Value, after application of any applicable
                                    Market Value Adjustment less any applicable premium tax. For a Death Benefit annuity, the Annuity Value will be the amount of the Death Benefit, less any applicable premium tax. The Annuity Value applied under a variable Annuity Option is based on the Accumulation Unit Value on a Valuation Date not more than four weeks, uniformly applied, before the Annuity Date.

                                    The amount of the first annuity benefit
                                    payment under all available options except period certain options will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied. Period certain options are based only on the duration of payments and the Annuity Value.

Annuity Unit Values                 A Sub-Account Annuity Unit Value on any
                                    Valuation Date is equal to its value
                                    on the preceding Valuation Date multiplied by the product of:

                                       (a)   a discount factor equivalent to the
                                             Assumed Investment Return; and

                                       (b)   the Net Investment Factor of the
                                             Sub-Account funding the annuity
                                             benefit payments for the applicable
                                             Valuation Period.

                                    The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                                    Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.

Form A3033-00                             20

                                    Variable annuity benefit payments will
                                    increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity Units             For each Sub-Account the number of Annuity
                                    Units determining the benefit payable is equal to the amount of the first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation Date used to calculate the amount of the first payment. Once annuity benefit payments begin, the number of Annuity Units will not change unless a split, a withdrawal or a transfer is made.

Payment of Annuity                  Annuity Benefit Payments are paid to the
Benefit Payments                    Owner. By Request in writing, the Owner may
                                    direct that payments are made to another person, persons or entity. If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:


                                       (a)   If the deceased Owner was the sole
                                             Owner, then the remaining annuity
                                             benefit payments will be payable to
                                             the Beneficiary in accordance with
                                             the terms of the Annuity Option
                                             selected. Upon the death of a sole
                                             Owner, the Beneficiary becomes the
                                             Owner of the contract.

                                       (b)   If the contract has joint Owners,
                                             then the remaining annuity benefit
                                             payments will be payable to the
                                             surviving joint Owner in accordance
                                             with the terms of the Annuity
                                             Option selected. Upon the death of
                                             the surviving joint Owner, the
                                             Beneficiary becomes the Owner of
                                             the contract.

                                    TRANSFER

                                    After the Annuity Date and prior to the
                                    death of the Annuitant, the Owner may
                                    transfer among Sub-accounts by Request to the Principal Office.

                                    Transfers may increase or decrease the
                                    number of Annuity Units in each subsequent payment.

                                    There is no charge for the first twelve
                                    transfers per contract year. A transfer
                                    charge of up to $25 may be imposed on each additional transfer.

                                    The Company reserves the right to establish and impose reasonable rules restricting transfers. All transfers are subject to the Company's consent.

                                    WITHDRAWAL

                                    After the Annuity Date and prior to the
                                    death of the Annuitant, the Owner may have the right, based on the Annuity Option selected, to make withdrawals. If the Death Benefit is applied under an Annuity Option the Beneficiary may also make withdrawals in accordance with this provision.

Form A3033-00                                21

                                    Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received. The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                                    Amounts withdrawn that were applied under a fixed Annuity Option will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3% or the appropriate rate mandated by the State.

                                    Only one Request for withdrawal under each provision may be made each calendar year, unless a period certain option is chosen.

Payment Withdrawal                  Each calendar year, the Owner can request up
Amount Option                       to an amount equal to the Payment Withdrawal
                                    Amount (see Specifications page) multiplied by the previous monthly annuity benefit payment.

                                    For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                            Amount of the withdrawal
                                            -------------------------
                                      Present Value of all remaining fixed
                                     annuity benefit payments immediately
                                            prior the withdrawal.

                                    For variable Annuity Options, each
                                    withdrawal proportionately reduces the
                                    number of Annuity Units in each future
                                    annuity benefit payment. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                               Amount of the withdrawal
                                               ------------------------
                                      Present Value of all remaining variable
                                       annuity benefit payments immediately
                                              prior to the withdrawal.

Present Value                       Over the life of the contract, for period
Withdrawal Option                   certain, life with period certain and cash
                                    back Annuity Options when there are
                                    remaining guaranteed payments, the Owner may request withdrawals which represent a percentage of the Present Value of those remaining guaranteed annuity benefit payments. Each year a withdrawal is taken under this provision, the Company records the percentage withdrawn. Each withdrawal proportionately reduces future annuity benefit payments. (See proportionate reduction calculation below.) The total percentage withdrawn over the life of the contract cannot exceed the Present Value
                                    Withdrawal Amount (see Specifications page).

Form A3033-00                                     22

                                    For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future guaranteed annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future guaranteed annuity benefit payment by the following:

                                            Amount of the withdrawal
                                           -------------------------
                                      Present Value of all remaining fixed
                                       guaranteed annuity benefit payments
                                       immediately prior to the withdrawal

                                    For variable Annuity Options, each
                                    withdrawal proportionately reduces any
                                    remaining guaranteed payments. The
                                    proportionate reduction is calculated by multiplying the number of Annuity Units in each future guaranteed annuity benefit payment by the following:

                                            Amount of the withdrawal
                                           --------------------------
                                      Present Value of all remaining variable
                                       guaranteed annuity benefit payments
                                       immediately prior to the withdrawal

                                    If an Annuitant is still living after there are no remaining guaranteed payments under a life with period certain or life with cash back payout:

                                       (a)   for variable Annuity Options, the
                                             number of Annuity Units will
                                             increase to the number of Annuity
                                             Units payable prior to any
                                             withdrawals, adjusted for
                                             transfers.

                                       (b)   for fixed Annuity Options, the
                                             dollar amount of the annuity
                                             benefit payments will increase to
                                             the amount payable prior to any
                                             withdrawals, adjusted for
                                             transfers.

                                    PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                                    For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality Table, male, female or unisex rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments increased by the following adjustments:


                                                                                                         ADJUSTMENT
                                                                                                         ----------
                                    Death of the Annuitant                                                  0.00%
                                    Withdrawals
                                        5 or more years after the issue date                                0.00%
                                        Within 5 years of issue date:
                                            15 or more years of annuity benefit payments being valued       1.00%
                                            10-14 years of annuity benefit payments being valued            1.50%
                                            Less than 10 years of annuity benefit payments being valued     2.00%

                                    DEATH OF THE ANNUITANT

                                    Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.

Form A3033-00                                      23

                                    ANNUITY BENEFIT PAYMENT OPTIONS

                                    PAYMENTS GUARANTEED FOR A SPECIFIED
                                    NUMBER OF YEARS:

                                    Periodic annuity benefit payments for a
                                    chosen number of years. The number of years selected may be from 5 to 30, or any other period currently made available by the Company.

                                    LIFE ANNUITY:

                                       (a)   Single Life - Periodic annuity
                                             benefit payments during the
                                             Annuitant's life. The annuity
                                             benefit payments do not continue
                                             after the death of the Annuitant.

                                       (b)   Joint and Survivor - Periodic
                                             annuity benefit payments during the
                                             joint lifetime of the Joint
                                             Annuitants. For variable options,
                                             after the first death, the number
                                             of units in each payment during the
                                             lifetime of the survivor is equal
                                             to the total number of units
                                             multiplied by the Survivor Annuity
                                             Benefit Percentage. For fixed
                                             options, after the first death, the
                                             dollar amount of each payment
                                             during the lifetime of the survivor
                                             is equal to the dollar value of
                                             each payment paid prior to such
                                             death multiplied by the Survivor
                                             Annuity Benefit Percentage.

                                    ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS

                                    If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                                    PAYMENTS GUARANTEED FOR A SPECIFIED NUMBER
                                    OF YEARS

                                    Periodic guaranteed payments for a period of 5 to 30 years, or any other period currently made available by the Company.

                                    CASH BACK:

                                    Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

                                    ANNUITY OPTION RATE TABLES

                                    The first variable annuity benefit payment will be based on the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of contracts. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.

Form A3033-00                           24

                              ANNUITY OPTION TABLES

                         MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

    Age              Life Annuity with                       Life                           Life Annuity
  Nearest           Payments Guaranteed                     Annuity                         With Cashback
  Payment              For 10 Years
               Male      Female      Unisex       Male      Female      Unisex       Male      Female      Unisex

     50        4.05       3.81        3.91        4.08       3.83        3.93        3.90       3.72        3.79

     51        4.11       3.87        3.97        4.15       3.89        3.99        3.96       3.77        3.85
     52        4.18       3.93        4.03        4.22       3.95        4.06        4.01       3.82        3.90
     53        4.25       3.99        4.10        4.30       4.01        4.13        4.07       3.88        3.96
     54        4.33       4.06        4.17        4.38       4.08        4.20        4.14       3.94        4.02
     55        4.41       4.13        4.24        4.46       4.15        4.28        4.20       3.99        4.07

     56        4.49       4.20        4.32        4.55       4.23        4.36        4.27       4.06        4.14
     57        4.58       4.28        4.40        4.65       4.31        4.45        4.34       4.12        4.21
     58        4.68       4.36        4.49        4.75       4.40        4.54        4.42       4.19        4.28
     59        4.78       4.45        4.58        4.86       4.49        4.64        4.50       4.26        4.36
     60        4.88       4.54        4.67        4.98       4.59        4.74        4.58       4.34        4.44

     61        4.99       4.63        4.77        5.10       4.69        4.85        4.67       4.42        4.52
     62        5.10       4.73        4.88        5.23       4.80        4.97        4.76       4.50        4.60
     63        5.23       4.84        4.99        5.37       4.92        5.10        4.85       4.59        4.69
     64        5.35       4.95        5.11        5.52       5.04        5.24        4.95       4.68        4.79
     65        5.48       5.07        5.24        5.69       5.18        5.38        5.06       4.78        4.89

     66        5.62       5.20        5.37        5.86       5.32        5.54        5.17       4.89        5.00
     67        5.77       5.33        5.51        6.04       5.47        5.70        5.28       4.99        5.11
     68        5.92       5.47        5.65        6.24       5.64        5.88        5.40       5.11        5.23
     69        6.07       5.62        5.80        6.45       5.82        6.07        5.52       5.23        5.35
     70        6.23       5.78        5.96        6.67       6.01        6.27        5.66       5.36        5.48

     71        6.39       5.94        6.12        6.90       6.21        6.49        5.79       5.49        5.61
     72        6.56       6.11        6.29        7.16       6.44        6.72        5.94       5.63        5.75
     73        6.73       6.29        6.47        7.43       6.68        6.98        6.09       5.78        5.90
     74        6.90       6.48        6.65        7.71       6.94        7.25        6.24       5.94        6.06
     75        7.08       6.67        6.83        8.02       7.22        7.54        6.41       6.11        6.23


             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table.

Form A3033-00                                   25

                         MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED


                          Joint and Survivor Life Annuity
                                    Older Age

                                    50      55       60       65       70       75      80

Y            50                     3.53    3.61     3.68     3.73     3.76     3.79    3.80
O            55                             3.77     3.88     3.97     4.04     4.08    4.11
U            60                                      4.10     4.25     4.36     4.45    4.50
N            65                                               4.55     4.74     4.90    5.01
G            70                                                        5.16     5.43    5.64
E            75                                                                 6.02    6.41
R            80                                                                         7.25
A
G
E

                   Joint and Two-Thirds Survivor Life Annuity
                                    Older Age

                                    50      55       60       65       70       75      80

Y            50                     3.80    3.93     4.09     4.25     4.43     4.61    4.80
O            55                             4.11     4.29     4.49     4.70     .491    5.13
U            60                                      4.53     4.77     5.02     5.29    5.55
N            65                                               5.09     5.42     5.75    6.07
G            70                                                        5.88     6.31    6.75
E            75                                                                 6.99    7.59
R            80                                                                         8.58
A
G
E

                           These tables are based on an annual interest rate
                             of 3 % and the Annuity 2000 Mortality Table.

Form A3033-00                                   26

                                    MONTHLY ANNUITY BENEFIT PAYMENT
                              FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                           Number of                 Payments Guaranteed for a Specified
                              Years                         Number of Years
                                5                             17.91

                               10                              9.61

                               15                              6.87

                               20                              5.51

                               25                              4.71

                               30                              4.18


             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table.

Form A3033-00                                   27

                               GENERAL PROVISIONS


Entire Contract                     The entire contract consists of this
                                    contract, any application attached at
                                    issue, riders, Specifications pages and
                                    endorsements.

Misstatement of Age                 If the age or sex of an individual is
or Sex                              misstated, the Company will adjust all
                                    benefits payable to that which would be
                                    available at the correct age or sex. Any underpayments already made by the Company will be paid immediately. Any overpayments will be deducted from future annuity benefit payments.

Failure to Notify Company
of Annuitant Death                  After the Annuity Date and once notified of
                                    the Annuitant's death, the Company reserves the right to recover any overpaid annuity benefit payments.

Modifications                       Only the President or Vice President of the
                                    Company may modify or waive any provisions of this contract. Agents or Brokers are not authorized to do so.

Incontestability                    The Company cannot challenge the validity of
                                    this contract after it has been in force for more than two years from the date of issue.

Change of Annuity Date              The Owner may change the Annuity Date by
                                    Request at any time after the issue date.
                                    The request must be received at the
                                    Principal Office at least one month before the new Annuity Date. To the extent permitted by applicable laws, rules and regulations governing variable annuities, the new Annuity Date must be no later than the Maximum Alternative Annuity Date shown on the Specifications page.

Minimums All values and benefits available under this contract equal or exceed those required by the State in which the contract is delivered.

Annual Report                       The Company will furnish an annual report
                                    to the Owner containing a statement
                                    of the number and value of Accumulation
                                    Units credited to the Sub-Accounts, the
                                    value of the Fixed Account and the Guarantee
                                    Period Accounts and any other information required by applicable law, rules and regulations.

Addition, Deletion, or              The Company reserves the right, subject to
Substitution of                     compliance with applicable law, to add to,
Investments                         delete from, or substitute for the shares of
                                    a Fund that are held by the Sub-Accounts or that the Sub-Accounts may purchase. The
                                    Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-Accounts. The Company will not substitute shares attributable to any interest in a Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment Company Act of 1940. This will not prevent the Variable
                                    Account from purchasing other securities for other series or classes of contracts, or from permitting a conversion between series or classes of contracts on the basis of requests made by Owners.

                                    The Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts, Guarantee Period Accounts and Sub-Accounts and to make them available to any class or series of contracts as the Company considers appropriate. Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under

Form A3033-00                               28
                                    applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interests of the owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company.

Changes in Law                      The Company reserves the right to
                                    make any changes to provisions of the
                                    contract to comply with, or give Owners the benefit of, any federal or State statute, rule, or regulation.

Change of Name                      Subject to compliance with
                                    applicable law, the Company reserves the right to change the names of the Variable
                                    Account or the Sub-Accounts.

Federal Tax                         The Variable Account is not currently
Considerations                      subject to tax, but the Company reserves the
                                    right to assess a charge for taxes if the Variable Account becomes subject to tax.

Splitting of Units                  The Company reserves the right to split
                                    the value of a unit, either to increase
                                    or decrease the number of units. Any
                                    splitting of units will have no material effect on the benefits, provisions or investment return of this contract or upon the Owner, the Annuitant, any Beneficiary, or the Company.

Insulation of Separate              The investment performance of Separate
Account                             Account assets is determined separately from
                                    the other assets of the Company. The assets of a Separate Account equal to the reserves and liabilities of the contracts supported by the account will not be charged with liabilities from any other business that the Company may conduct.


Form A3033-00                               29

              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating







Form A3033-00                               30